UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

November 2, 2007

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of Principal Executive Offices)	(Zip Code)

805-447-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

On November 2, 2007, we entered into a revolving credit agreement with Citicorp USA, Inc., as administrative agent, Barclays Bank PLC, as syndication agent, Citigroup Global Markets, Inc. and Barclays Capital, as joint lead arrangers and joint book runners, and the other banks party thereto, for a total commitment of $2.5 billion. Financing under the revolving credit agreement is available for general corporate purposes, including commercial paper support. The commitments under the facility may be increased by up to $500 million in the aggregate upon our request at the discretion of the banks and subject to certain customary requirements. The commitments of each bank under the revolving credit facility have an initial term of five years and may be extended for up to two additional one year periods upon our request at the discretion of the respective bank, subject to certain customary requirements.

The revolving credit facility bears interest at an annual rate of, at our option, either (i) the applicable LIBOR rate plus between 0.135% and 0.450%, depending upon our utilization ratio and the rating of our long-term unsecured debt at the time of borrowing or (ii) the higher of (A) Citibank’s base commercial lending rate and (B) the overnight federal funds rate plus 0.50%. We have also agreed to pay a fee for committed funds under the revolving credit facility, whether used or unused, of between 0.04% and 0.10% per annum depending on the rating of our long-term unsecured debt. The revolving credit agreement includes a $300 million sub-limit for issuances of letters of credit.

The revolving credit facility replaces our existing credit facility which had provided us with $1.0 billion of available financing.

The description of the revolving credit agreement above does not purport to be complete and is qualified in its entirety by reference to the revolving credit agreement, which is filed as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document Description

10.1	Credit Agreement, dated as of November 2, 2007, among Amgen Inc., the Banks therein named, Citibank N.A., as Issuing Bank, Citicorp USA, Inc., as Administrative Agent, and Barclays Bank PLC, as Syndication Agent, and Citigroup Global Markets, Inc. and Barclays Capital, as Joint Lead Arrangers and Joint Book Runners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: November 2, 2007	By:	/s/ Robert A. Bradway
	Name:	Robert A. Bradway
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Credit Agreement, dated as of November 2, 2007, among Amgen Inc., the Banks therein named, Citicorp USA, Inc., as Administrative Agent, Barclays Bank PLC, as Syndication Agent.